EXHIBIT 99.2

FNBH Bancorp, Inc.
Consolidated Balance Sheets (Unaudited)

	December 31, 2008	December 31, 2007

Assets
Cash and due from banks	$10,175,999	$13,400,674
Short term investments	11,904,019	16,509,953

Total cash and cash equivalents	22,080,018	29,910,627

Certificates of deposit	4,319,000	4,025,000
Investment securities:
Investment securities held to maturity, net (fair value of $15,600,812
at December 31, 2007)	-	15,394,165
Investment securities available for sale, at fair value	24,397,430	14,005,338
Mortgage-backed/CMO securities available for sale, at fair value	17,074,342	8,237,772
Preferred stock available for sale, at fair value	48,800	-
FHLBI and FRB stock, at cost	994,950	994,950

Total investment securities	42,515,522	38,632,225

Loans held for investment:
Commercial	272,945,793	301,027,391
Consumer	21,711,696	21,887,904
Real estate mortgage	21,159,504	24,960,574

Total loans held for investment	315,816,993	347,875,869
Less allowance for loan losses	(14,122,291)	(10,314,161)

Net loans held for investment	301,694,702	337,561,708
Premises and equipment, net	8,626,526	9,138,784
Other real estate owned, held for sale	2,678,444	1,523,079
Accrued interest and other assets	6,868,314	12,103,045

Total assets	$388,782,526	$432,894,468

Liabilities and Stockholders' Equity
Liabilities
Deposits:
Demand (non-interest bearing)	$56,404,701	$56,505,803
NOW	35,539,239	35,027,009
Savings and money markets	101,422,737	121,641,368
Time deposits	142,286,835	159,357,927
Brokered certificates of deposit	13,873,571	7,046,389

Total deposits	349,527,083	379,578,496
Other borrowings	8,897,277	9,152,190
Accrued interest, taxes, and other liabilities	2,833,064	3,536,600

Total liabilities	361,257,424	392,267,286
Stockholders' Equity
Common stock, no par value. Authorized 4,200,000 shares; 3,119,620 shares issued and outstanding at December 31, 2008 and 3,045,153
shares issued and outstanding at December 31, 2007	6,583,158	6,141,835
Retained earnings	19,643,976	33,545,396
Deferred directors' compensation	902,333	859,609
Accumulated other comprehensive income, net	395,635	80,342

Total stockholders' equity	27,525,102	40,627,182

Total liabilities and stockholders' equity	$388,782,526	$432,894,468

FNBH Bancorp, Inc.
Consolidated Statements of Income (Unaudited)

	Three months ended December 31		Twelve months ended December 31

	2008	2007	2008	2007

Interest and dividend income:
Interest and fees on loans	$4,708,726	$6,419,150	$21,662,130	$27,819,662
Interest and dividends on investment securities:
U.S. Treasury, agency securities and CMO's	388,461	301,570	1,276,017	1,277,759
Obligations of states and political subdivisions	154,116	163,432	644,588	680,515
Preferred stock	-	-	70,727	-
Other securities	12,679	12,111	50,208	47,070
Interest on certificates of deposit	53,330	48,011	219,489	189,233
Interest on short term investments	15,066	50,092	384,077	159,074

Total interest and dividend income	5,332,378	6,994,367	24,307,236	30,173,314

Interest expense:
Interest on deposits	1,494,227	2,663,829	7,680,058	11,366,317
Interest on other borrowings	108,814	133,985	438,307	518,395

Total interest expense	1,603,041	2,797,814	8,118,365	11,884,712

Net interest income	3,729,337	4,196,553	16,188,871	18,288,602
Provision for loan losses	4,810,000	2,192,000	14,854,900	14,029,666

Net interest income (loss) after
provision for loan losses	(1,080,663)	2,004,553	1,333,971	4,258,936

Noninterest income:
Service charges and other fee income	710,965	844,943	2,957,150	3,308,112
Trust income	85,153	105,781	374,886	401,768
Gain on sale of mortgage loans	-	4,489	-	39,345
Loss on available for sale securities	(1,464,138)	-	(3,236,635)	(547,571)
Other	(31,355)	2,712	8,694	5,422

Total noninterest income (loss)	(699,375)	957,926	104,095	3,207,077

Noninterest expense:
Loss on sale/writedown of commercial loans held for sale	-	-	-	4,311,528
Salaries and employee benefits	1,469,768	1,552,784	6,788,477	6,644,273
Net occupancy expense	305,754	344,613	1,192,987	1,218,720
Equipment expense	107,318	121,225	471,309	487,532
Professional and service fees	539,012	508,674	2,264,882	2,035,141
Loan collection and foreclosed property expenses	438,643	63,691	1,104,654	233,768
FDIC assessment fees	331,238	11,228	600,058	47,197
Computer service fees	113,106	149,590	498,878	575,452
Printing and supplies	64,321	73,124	275,840	312,256
Director fees	46,093	57,664	219,357	300,428
Other	352,817	376,847	1,562,140	1,638,815

Total noninterest expense	3,768,070	3,259,440	14,978,582	17,805,110

Loss before federal income taxes (credit)	(5,548,108)	(296,961)	(13,540,516)	(10,339,097)

Federal income taxes (credit)	2,196,734	(91,670)	(127,276)	(3,782,909)

Net loss	$(7,744,842)	$(205,291)	$(13,413,240)	$(6,556,188)

Per share statistics:
Basic EPS	$(2.47)	$(0.07)	$(4.33)	$(2.13)
Diluted EPS	$(2.47)	$(0.07)	$(4.33)	$(2.13)
Dividends	$-	$0.21	$0.16	$0.84
Basic average shares outstanding	3,140,073	3,073,721	3,096,332	3,074,732
Diluted average shares outstanding	3,140,073	3,073,721	3,096,332	3,074,732